Exhibit 99.1

Mitesco, Inc. Announces Launch of Video Highlighting Strategic Partner Sportzfolio Platform

VERO BEACH, Fla., April 09, 2026 (GLOBE NEWSWIRE) -- Mitesco, Inc. (OTC.QB: MITI), a technology company focused on scalable cloud-based solutions, today announced the release of a video highlighting its technology platform for its strategic partner, Sportzfolio. The initiative is being driven by Mitesco through its Vero Technology Ventures arm, which focuses on investing in and scaling productivity-driven cloud applications.

The video provides an overview of Sportzfolio, a digital marketplace designed to connect sports facility owners, investors, operators, and users through a streamlined, data-driven platform. The application is initially focused on the rapidly growing pickleball sector, with expansion planned across multiple sports categories including soccer, tennis, golf and basketball.

Sportzfolio is being developed and hosted within the Centcore Data Center, Mitesco’s infrastructure platform, reinforcing the company’s strategy of owning and operating both the application layer and the underlying compute environment.

“We believe Sportzfolio represents a significant opportunity to modernize how sports facilities are discovered, marketed, and monetized, in much the same way Zillow addresses the needs in residential real estate,” said Brian Valania, CEO of Mitesco, Inc. “This video is a important step in communicating the value of the platform to investors, partners, and early adopters as we move toward completion and market rollout.”

“We have a revenue sharing arrangement beyond technology development and hosting, and look forward to being long-term partners,” Valania added. “This aligns our interests and positions both organizations to scale together as the platform grows.”

The video outlines key platform features, including agent-based property listings, subscription-driven monetization, multi-sport classification, and future enhancements powered by data and automation.

“Sportzfolio is designed to simplify and enhance the way sports-related properties are brought to market,” said Dave Conord, President of Sportzfolio. “We’re excited to showcase how the platform creates value for facility owners and operators while opening new opportunities for agents and investors in this rapidly evolving space.”

The release of the video marks a key milestone in Sportzfolio’s development, supporting upcoming pilot programs, sponsorship opportunities, and broader go-to-market initiatives.

The Sportzfolio video can be viewed here:

https://www.youtube.com/watch?v=x2rDJtDiiLo

Mitesco expects to continue refining the platform ahead of its MVP launch, with additional features and integrations planned to further differentiate Sportzfolio in the sports real estate and facility marketplace sector.

About Mitesco, Inc.

Mitesco (OTC-QB: MITI) is a growth-oriented technology company focused on platforms that improve efficiency, access, and affordability. With deep experience in business transformation, the Company deploys capital toward both organic initiatives and strategic acquisitions that enhance shareholder value.

About Centcore, LLC

Centcore, a division of Mitesco, Inc., is the Company’s dedicated data center business unit. Centcore provides secure, scalable cloud services tailored to modern enterprise and public sector needs. Centcore is a trusted provider across industries, offering certified infrastructure and high-availability solutions.

For more information visit www.centcoreusa.com.

About Vero Technology Ventures, LLC

Vero Technology Ventures is Mitesco’s venture arm investing in productivity-driven cloud technologies designed for business and government applications. Areas of focus include infrastructure, process automation, analytics, and data center tooling. Entrepreneurs seeking capital and collaboration are invited to connect at info@mitescoinc.com.

About Sportzfolio

Sportzfolio is a digital marketplace platform focused on the discovery, marketing, and monetization of sports-related real estate and facilities. Initially centered on pickleball, one of the fastest-growing sports in the United States, the platform is designed to support multiple sports categories including soccer, tennis, and basketball. Sportzfolio enables agents, owners, and investors to showcase properties, connect with buyers and operators, and leverage data-driven insights to maximize asset value.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements related to expansion into new operations, data center development, and software acquisition initiatives. Words such as expects, anticipates, aims, projects, intends, plans, believes, estimates, seeks, assumes, may, should, could, would, foresees, forecasts, predicts, targets, commitments and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Actual results may differ materially due to risks including financing availability, execution risk, litigation exposure, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, available at www.sec.gov.

Investor Contact:

Jimmy Caplan

jimmycaplan@me.com

(512) 329-9505

Company Contact:

Brian Valania

bvalania@centcoreusa.com

(610) 888-7509

Sportzfolio Contact:

Dave Conord

Dave@Sportzfolio.com

(443) 277-3209